Exhibit 21.1
SUBSIDIARIES OF GATES INDUSTRIAL CORPORATION PLC

Name	Jurisdiction of Organization or Incorporation
Gates Argentina S.A.	Argentina
Gates Australia Pty, Limited	Australia
Gates E&S Bahrain WLL	Bahrain
Gates Distribution Centre N.V.	Belgium
Gates do Brasil lndustria e Commercio Ltda	Brazil
Gates Fleximak Ltd	British Virgin Islands
Atlas Hydraulics Inc.	Canada
Gates Canada Inc.	Canada
Gates Industrial Canada Ltd	Canada
Gates Cayman Finance Ltd.	Cayman Islands
Gates Auto Parts (Suzhou) Co., Ltd	China
Gates Fluid Power Technologies (Changzhou) Co., Ltd	China
Gates Trading (Shanghai) Co., Ltd.	China
Gates Unitta Power Transmission (Shanghai) Limited	China
Gates Unitta Power Transmission (Suzhou) Limited	China
Gates Winhere Automotive Pump Products (Yantai) Co. Ltd	China
Gates Hydraulics s.r.o	Czech Republic
Gates France S.a.r.l.	France
Gates S.A.S.	France
Gates Service Center S.A.S.	France
Gates GmbH	Germany
Gates Holding GmbH	Germany
Gates TPU Gmbh	Germany
Gates Tube Fittings GmbH	Germany
Gates India Private Limited	India
Gates Unitta India Company Private Limited	India
PT Gates Industrial Indonesia	Indonesia
Tomkins Insurance Limited	Isle of Man
Gates S.r.l.	Italy
Gates Japan KK	Japan
Gates Unitta Asia Company (aka Gates Unitta Asia Kabushikikaisha)	Japan
Gates Korea Company, Limited	Korea
Gates Unitta Korea Co., Ltd.	Korea
Gates Holding Luxembourg SARL	Luxembourg
Gates Industrial Europe SARL	Luxembourg
Gates Investments SARL	Luxembourg
Gates Luxembourg SARL	Luxembourg
Gates Worldwide Holdings SARL	Luxembourg
Gates Worldwide SARL	Luxembourg
Gates Industrial & Automotive (Malaysia) SDN. BHD.	Malaysia
Gates de Mexico Services, S. de R.L. de C.V.	Mexico
Gates de Mexico, S.A. de C.V.	Mexico
Gates E&S Mexico, S.A. de C.V.	Mexico
Industrias Atlas Hydraulics S de RL de CV	Mexico

Lerma Hose Plant S.A. de C.V.	Mexico
Servicios IAHS S de RL de CV	Mexico
Tomkins Poly Belt Mexicana SA de CV	Mexico
Gates Engineering & Services (Muscat) LLC	Oman
Gates Business Services Europe sp. z o.o.	Poland
Gates Polska Sp. z o.o.	Poland
Gates CIS LLC	Russian Federation
Gates Engineering & Services Co. Closed Joint Stock Company	Saudi Arabia
Gates Engineering & Services PTE Limited	Singapore
Gates Industrial Singapore PTE. LTD.	Singapore
Gates Rubber Company (S) Pte Limited	Singapore
Gates Unitta Asia Trading Company Pte Ltd	Singapore
Gates PT Spain SA	Spain
Gates (Thailand) Co., Ltd.	Thailand
Gates Unitta (Thailand) Co., Ltd	Thailand
Gates Endüstriyel Metal Kauçuk Sanayi ve Ticaret Anonim Şirketi	Turkey
Gates Güç Aktarim Sistemleri Dagitim Sanayi Ve Ticaret Limited Şirketi	Turkey
Gates Hortum Sanayi ve Ticaret Limited Şirketi	Turkey
Rapro Kauçuk ve Plastik Ürünleri İthalat Ihracat Mümessillik Pazarlama Ticaret Limited Şirketi	Turkey
Rapro Kimya Turizm Bilişim Sanayi ve Ticaret Anonim Şirketi	Turkey
Gates E&S Industries LLC	UAE
Gates E&S Trading LLC	UAE
Gates Engineering & Services Co. LLC	UAE
Gates Engineering & Services FZCO	UAE
Gates Fleximak Oilfield Services Establishment	UAE
Finco Omaha Limited	UK
Gates (U.K.) Limited	UK
Gates Acquisitions Limited	UK
Gates Auto Parts Holdings China Limited	UK
Gates EMEA Holdings Limited	UK
Gates Engineering & Services Global Limited	UK
Gates Engineering & Services UK Holdings Limited	UK
Gates Engineering & Services UK Limited	UK
Gates Finance Limited	UK
Gates Fluid Power Technologies Investments Ltd	UK
Gates Holdings Limited	UK
Gates Industrial Holdco Limited	UK
Gates Treasury (Brazilian Real) Limited	UK
Gates Treasury (Canadian Dollar) Company	UK
Gates Treasury (Dollar) Company	UK
Gates Treasury (Euro) Company	UK
Gates Treasury (TRY) Limited	UK
Gates UK Finance Limited	UK
Gates Worldwide Limited	UK
Tomkins BP UK Holdings Limited	UK
Tomkins Engineering Limited	UK
Tomkins Investments Limited	UK
Tomkins Overseas Investments Limited	UK

Gates International Holdings LLC	Colorado
Gates Nitta Belt Company, LLC	Colorado
Gates Administration Corp.	Delaware
Gates Corporation	Delaware
Gates E&S North America, Inc.	Delaware
Gates Global Co.	Delaware
Gates Global LLC	Delaware
Gates Holdings 1 LLC	Delaware
Gates Investments, LLC	Delaware
Gates TPU, Inc.	Delaware
Gates Winhere LLC	Delaware
Omaha Acquisition Inc.	Delaware
Omaha Holdings LLC	Delaware
Philips Holding Corporation	Delaware
Tomkins BP US Holding Corporation	Delaware
Atlas Hydraulics, LLC.	South Dakota